EXHIBIT 10.1

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (this “Agreement”) dated as of November 10, 2014, by and between UNITED HEALTH PRODUCTS, INC., a Nevada corporation (“Company”) and Phillip Forman (“Employee”).

W I T N E S S E T H:

WHEREAS, Company desires to engage the services of Employee and Employee desires to provide the services to Company in connection with Company’s business; and

WHEREAS, both parties desire to clarify and specify the rights and obligations which each have with respect to the other in connection with Employee’s services.

NOW, THEREFORE, in consideration of the agreements and covenants herein set forth, the parties hereby agree as follows:

1. Employment

Employee hereby agrees to be employed by Company as Chairman of the Board and Chief Medical Advisor of the Company, and Employee hereby agrees to render his services in such capacities for the Term (as hereinafter defined), all subject to and on the terms and conditions herein set forth. Employee shall also serve on the Company’s Board of Directors.

2. Duties and Responsibilities of Employee

(a) Employee will be the Chairman of the Board and Chief Medical Advisor of Company, subject to the other provisions of this Section 2. Employee may work from his home office so long as Employee is able to perform the duties associated with Chairman of the Board and Chief Medical Advisor of the Company in accordance with the Company’s By-Laws.

(b) During the term of this Agreement, Employee will exercise such authority, perform such executive duties and functions and discharge such responsibilities as he deems appropriate as are customarily vested in an officer of a public company with said title.

3. Exclusivity of Service

The Company agrees that Employee shall be required to devote the necessary business time, effort and attention to the business and efforts of the Company and its subsidiaries as the Company deems necessary for the performance of his duties. Employee may pursue other outside business interests that are not related to the same business as the Company, as long as it does not interfere with the Employee’s responsibilities for the Company.

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4. Compensation; Bonus

(a) In consideration for Employee’s services to be performed under this Agreement and as compensation therefor, Company shall pay to Employee, commencing as of the date set forth above, a base salary at the rate of Five Thousand ($5,000) Dollars per month (the “Employee Base Salary”) which Employee Base Salary may be increased in the sole discretion of the Board. The Board shall determine whether to pay Employee’s Base Salary on a monthly basis, weekly basis or some other convenient mutually acceptable basis.

(b) Upon the execution of this Agreement, Employee shall receive 3,000,000 shares of the Company’s Common Stock with an appropriate restrictive legend placed on the certificate. The 3,000,000 shares shall be deemed validly issued, fully paid and non-assessable in exchange for services previously rendered. The Company’s Exchange Act filings referenced over 2,000,000 shares of Common Stock (the “Old Forman Shares”) owned by Dr. Forman which were voluntarily cancelled by him in 2013. The Old Forman Shares shall be submitted by Dr. Forman for cancellation and if such shares are lost, Dr. Forman shall cooperate with the transfer agent to have the Old Forman Shares cancelled.

(c) In addition to the Employee Base Salary, Employee shall receive an annual or other bonus at the sole discretion of the Board of Directors of the Company.

(d) Employee shall be entitled to reimbursement of all out-of-pocket expenses incurred on behalf of the Company. Employee reimbursement for amounts in excess of $500 shall be approved in writing by another executive officer of the Company.

5. Indemnification

Employee shall be entitled to the following during and in respect of the term of this Agreement:

The Company shall provide to Employee to the full extent provided for under the laws of the Company’s state of incorporation and the Company’s Certificate of Incorporation and Bylaws, indemnification for any claim or lawsuit which may be asserted against Employee when acting in such capacity for the Company and/or any subsidiary or affiliated business. The Company shall use reasonable best efforts to include Employee as an insured under all applicable directors’ and officers’ liability insurance policies maintained by the Company, and any other subsidiary or affiliated business.

6.  Additional Compensation

In the event the Company seeks to terminate this Agreement in connection with a change in control, merger and/or strategic acquisition, the Board of Directors of the Company may determine in its sole discretion to provide termination pay in the form of cash, stock and/or other securities.

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7. Term of Employment

Employee’s employment with the Company shall be considered an employee “at will,” except for the notice provisions provided in the next sentence. Employee and the Company agree to provide 30 days prior written notice to the other party prior to the termination of Employee’s employment with the Company.

8. Non-Competition; Non-Solicitation

(a) Employee hereby agrees and covenants that during the Term hereof that he will not directly or indirectly engage in or become interested (whether as an owner, principal, agent, stockholder, member, partner, trustee, venturer, lender or other investor, director, officer, employee, consultant or through the agency of any corporation, limited liability company, partnership, association or agent or otherwise) in any business enterprise which is engaged in the current business of the Company during the Term; provided, however, that ownership of not more than 15% of the outstanding securities of any class of any entity that are listed on a national securities exchange or traded in the over-the-counter market shall not be considered a breach of this Section 8.

(b) Employee agrees and covenants that during the Term hereof he and his agents will not (without first obtaining the written permission of Company) directly or indirectly participate in the solicitation of any business of any type conducted by Company during the period of this Agreement from any person or entity which was a client or customer of Company during the period of this Agreement, or was a prospective customer of Company from which Employee solicited business or for which a proposal for submission was prepared during the period.

(c) Employee agrees and covenants that during the Term of this Agreement he will not (without first obtaining the written permission of Company) directly or indirectly recruit for employment, or induce or seek to cause such person to terminate his or her employment with Company, any person who then is an employee of Company or who was an employee of Company during the preceding six (6) months.

9. Violation of Other Agreements and Authority

Employee represents and warrants to Company that he is legally able to enter into this Agreement; that he is not prohibited by the terms of any agreement, understanding or policy from entering into this Agreement; that the terms hereof will not and do not violate or contravene the terms of any agreement, understanding or policy to which Employee is or may be a party, or by which Employee may be bound; that Employee is under no physical or mental disability that would materially interfere with the performance of his duties under this Agreement. Employee agrees that, as it is a material inducement to Company that Employee make the foregoing representations and warranties and that they be true in all material respects.

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10. Company Authority Relative to this Agreement

The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of the Company has duly authorized the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated on its part by this Agreement, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or for the Company to consummate the transactions contemplated by it. The Company has duly validly executed and delivered this Agreement and it is a valid and binding Agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy or insolvency laws affecting creditors’ rights generally and to general principles of equity.

11. Notices

Any and all notices, demands or requests required or permitted to be given under this Agreement shall be given in writing and sent by email to the email address set forth at the foot of this Agreement. In the case of Employee sending an email to the Company, Employee shall provide a formal notice to each Board member with a copy to Morse & Morse, PLLC, as corporate/securities counsel.

12. Waivers

No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

13. Preservation of Intent

Should any provision of this Agreement be determined by a court having jurisdiction in the premises to be illegal or in conflict with any laws of any state or jurisdiction or otherwise unenforceable, Company and Employee agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out.

14. Entire Agreement

This Agreement sets forth the entire and only agreement or understanding between the parties relating to the subject matter hereof and supersedes and cancels all previous agreements, negotiations, letters of intent, correspondence, commitments and representations in respect thereof among them, and no party shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement except as provided in this Agreement.

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15. Inurement; Assignment

The rights and obligations of Company under this Agreement shall inure to the benefit of and shall be binding upon any successor of Company or to the business of Company, subject to the provisions hereof. Neither this Agreement nor any rights or obligations of Employee hereunder shall be transferable or assignable by Employee.

16. Amendment

This Agreement may not be amended in any respect except by an instrument in writing signed by the parties hereto.

17. Headings

The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

18. Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

19. Governing Law

This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Nevada, without giving reference to principles of conflict of laws. Any lawsuit commenced under the terms of this Agreement shall be commenced in a federal and/or state court located in Las Vegas, Nevada.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

UNITED HEALTH PRODUCTS, INC.

By:
Douglas Beplate, President
Email address: d.beplate@unitedhealthproductsinc.com douglas@bpl8.com

Phillip Forman Chairman of the Board Email address: p.forman@unitedhealthproductsinc.com phillipforman@gmail.com

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